CONTACT:	FOR IMMEDIATE RELEASE
Laura Hughes	December 9, 2019
Executive Vice President
Chief Marketing Officer
(563)589-2148
lhughes@htlf.com

DANIEL STEVENS, EVP, OPERATIONS
JOINS HEARTLAND FINANCIAL USA, INC.

DUBUQUE, IA – December 9, 2019 - Heartland Financial USA, Inc. (“Heartland”) announced that Daniel Stevens joins their Executive Leadership Team as EVP, Operations, reporting directly to President and CEO, Bruce Lee.

“Adding Dan to the Heartland team enhances the depth of knowledge to an already successful and proficient group of Operations team members,” commented Bruce Lee, President and CEO, Heartland. “His experience will add another layer of expertise driving us toward our goal of reaching $20 billion in assets,” noted Lee.

Dan has a wealth of industry specific knowledge having worked in financial services for over 35 years. As a senior operations and finance executive in his past roles, Dan has broad experience in operations, treasury, risk management, SEC and exchange related matters. He has also worked extensively with mergers and acquisitions, systems, strategic planning, financial and regulatory accounting, tax as well as administrative, operations/technology, marketing, product and human resources.

Dan joins Heartland from Rabobank, NA, Roseville, CA, where he served as Chief Operating Officer. Prior to that role, he was the Chief Financial Officer for Rabobank, Bank of Hawaii Corporation, UMB Financial Corporation as well as other financial institutions. He commenced his professional career with Arthur Andersen & Co. in Chicago.

Dan earned a Bachelor of Arts degree in Communication Arts from Loyola University and a Master of Science degree in Accountancy from DePaul University School of Accounting.

About Heartland Financial USA, Inc. Heartland is a diversified financial services company with assets of $12.6 billion as of September 30, 2019. Heartland provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. As of September 30, 2019, Heartland had 116 banking locations serving 84 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions and Heartland’s ability to successfully integrate acquired banks; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.
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